UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2023

SPOK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5911 Kingstowne Village Pkwy, 6th Floor Alexandria, Virginia	22315
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPOK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2023, Spok Holdings, Inc., a Delaware corporation (the “Company”), entered into a letter agreement with Vincent D. Kelly, the Company’s President and Chief Executive Officer. The letter agreement extends the term of Mr. Kelly’s employment agreement with the Company through December 31, 2026 and sets forth certain changes to Mr. Kelly’s compensation. The letter agreement provides for the Company to continue and maintain one-half of the $400,000 reduction in total target-level compensation for Mr. Kelly that was implemented for 2023. For 2024, 2025 and 2026, under the letter agreement, Mr. Kelly’s annual base salary is $500,000 and his target annual bonus award level is $400,000, which amounts are unchanged from 2023 levels, and the target amount of his annual long-term incentive award is valued at $1,000,000.

A copy of the Employment Agreement Extension Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.	Description
10.1	Employment Agreement Extension Letter, by and between Spok Holdings, Inc. and Vincent D. Kelly, dated as of October 10, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

Date: October 10, 2023	By:	/s/ Calvin C. Rice
		Name:	Calvin C. Rice
		Title:	Chief Financial Officer